                                                                  Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $17,607.90
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $14,260.52
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   574.08
- Mortality & Expense Charge****     $   164.01
+ Hypothetical Rate of Return*****     ($189.53)
                                     ----------
=                                    $   17,608  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 42.77
 2      $ 42.79
 3      $ 42.80
 4      $ 42.81
 5      $ 42.82
 6      $ 42.83
 7      $ 42.85
 8      $ 42.86
 9      $ 42.87
10      $ 42.88
11      $ 42.89
12      $ 42.90
Total   $514.08

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       ($16.17)
 2       ($16.10)
 3       ($16.03)
 4       ($15.96)
 5       ($15.89)
 6       ($15.83)
 7       ($15.76)
 8       ($15.69)
 9       ($15.62)
10       ($15.56)
11       ($15.49)
12       ($15.42)
Total   ($189.53)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $17,607.90
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   14,482 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $21,171.08
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $16,628.57
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   568.74
- Mortality & Expense Charge****     $   185.38
+ Hypothetical Rate of Return*****   $ 1,021.63
                                     ----------
=                                    $   21,171 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 42.41
 2      $ 42.41
 3      $ 42.41
 4      $ 42.40
 5      $ 42.40
 6      $ 42.40
 7      $ 42.39
 8      $ 42.39
 9      $ 42.39
10      $ 42.38
11      $ 42.38
12      $ 42.38
Total   $508.74

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $   84.64
 2      $   84.73
 3      $   84.82
 4      $   84.91

 5      $   85.00
 6      $   85.09
 7      $   85.18
 8      $   85.27
 9      $   85.36
10      $   85.45
11      $   85.54
12      $   85.64
Total   $1,021.63

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $21,171.08
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   18,045 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $25,351.59
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $19,298.00
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   562.61
- Mortality & Expense Charge****     $   209.45
+ Hypothetical Rate of Return*****   $ 2,550.66
                                     ----------
=                                    $   25,352 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 42.01
 2      $ 41.98
 3      $ 41.96
 4      $ 41.94
 5      $ 41.92
 6      $ 41.90
 7      $ 41.87
 8      $ 41.85
 9      $ 41.83
10      $ 41.81
11      $ 41.78
12      $ 41.76
Total   $502.61

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $  205.56
 2      $  206.79
 3      $  208.04
 4      $  209.30
 5      $  210.57
 6      $  211.85
 7      $  213.14
 8      $  214.44
 9      $  215.75
10      $  217.07
11      $  218.40
12      $  219.75
Total   $2,550.66

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $25,351.59
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   22,226 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $15,948.12
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $12,985.51
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   987.94
- Mortality & Expense Charge****     $   150.52
+ Hypothetical Rate of Return*****     ($173.93)
                                     ----------
=                                    $   15,948 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 74.67
 2      $ 74.70
 3      $ 74.73
 4      $ 74.76
 5      $ 74.79
 6      $ 74.81
 7      $ 74.84
 8      $ 74.87

 9      $ 74.90
10      $ 74.93
11      $ 74.96
12      $ 74.99
Total   $897.94

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1       ($15.02)
 2       ($14.93)
 3       ($14.83)
 4       ($14.73)
 5       ($14.64)
 6       ($14.54)
 7       ($14.45)
 8       ($14.35)
 9       ($14.25)
10       ($14.16)
11       ($14.06)
12       ($13.97)
Total   ($173.93)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $15,948.12
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   12,822 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $19,267.64
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $15,202.53
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   979.28
- Mortality & Expense Charge****     $   170.55
+ Hypothetical Rate of Return*****   $   939.94
                                     ----------
=                                    $   19,268 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 74.08
 2      $ 74.09
 3      $ 74.09
 4      $ 74.09
 5      $ 74.10
 6      $ 74.10
 7      $ 74.11
 8      $ 74.11
 9      $ 74.12
10      $ 74.12
11      $ 74.13
12      $ 74.13
Total   $889.28

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       $ 78.72
 2       $ 78.65
 3       $ 78.58
 4       $ 78.51
 5       $ 78.44
 6       $ 78.37
 7       $ 78.29
 8       $ 78.22
 9       $ 78.15
10       $ 78.08
11       $ 78.01
12       $ 77.94
Total    $939.94

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $19,267.64
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   16,142 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $23,171.33
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $17,706.38
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   969.31
- Mortality & Expense Charge****     $   193.17
+ Hypothetical Rate of Return*****   $ 2,352.42
                                     ----------
=                                    $    23,171 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 73.42
 2      $ 73.39
 3      $ 73.37
 4      $ 73.34
 5      $ 73.32
 6      $ 73.29
 7      $ 73.26
 8      $ 73.24
 9      $ 73.21
10      $ 73.18
11      $ 73.16
12      $ 73.13
Total   $879.31

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $  191.35
 2      $  192.18
 3      $  193.02
 4      $  193.86
 5      $  194.71
 6      $  195.56
 7      $  196.43
 8      $  197.30
 9      $  198.17
10      $  199.06
11      $  199.95

12      $  200.85
Total   $2,352.42

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $23,171.33
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   20,045 (rounded to the nearest dollar)